UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

Adtalem Global Education Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered	Trading Symbol
Common Stock $0.01 Par Value	NYSE, CSE	ATGE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On October 18, 2019, Adtalem Global Education Inc. (“Adtalem”) and Global Education International B.V. (“Global Education”), a wholly owned subsidiary of Adtalem, entered into a Stock Purchase Agreement (the “Agreement”) with Estácio Participações S.A. (“Estácio”) and Sociedade de Ensino Superior Estácio de Sá Ltda., a wholly owned subsidiary of Estácio (the “Purchaser”).  Pursuant to the terms and subject to the conditions set forth in the Agreement, Global Education will sell all of the issued and outstanding shares of Adtalem Brasil Holding S.A. (the “Company”) to the Purchaser for cash (such sale, the “Transaction”).

The purchase price is based on an enterprise value of R$1.92 billion, calculated on a cash-free, debt- free basis as of June 30, 2019 (the “Locked Box Date”). The purchase price payable at the closing of the Transaction consists of R$2.225 billion, subject to certain downward adjustments for any Leakage (as defined in the Agreement) from the Locked Box Date and any Transaction Expenses (as defined in the Agreement).

The completion of the Transaction is subject to closing conditions, including (1) the approval by the Brazilian antitrust authority, (2) the absence of any preliminary or permanent injunction or other order restraining, prohibiting or otherwise making illegal the consummation of the Transaction, (3) certain materiality and other qualifications, the accuracy of the representations and warranties made by Global Education and the Purchaser, respectively, (4) the performance in all material respects by each of Global Education and the Purchaser, respectively, of its obligations under the Agreement, and (5) in the case of the Purchaser's obligations to complete the Transaction, the absence of any Material Adverse Effect (as defined in the Agreement) with respect to the Company since the Locked Box Date.

The Agreement contains customary representations, warranties and covenants related to the Company. Between the date of the Agreement and the completion of the Transaction, subject to certain exceptions, Global Education has agreed to use commercially reasonable efforts to operate the Company in the ordinary course of business consistent with past practice in all material respects and not to take certain actions with respect to the Company and its subsidiaries without the prior written consent of the Purchaser.

The Agreement includes customary termination provisions in favor of Global Education or the Purchaser, depending on the reason for termination. Both Global Education and the Purchaser have the right to terminate the Agreement if the closing has not occurred by 270 days following the filing with the Brazilian antitrust authority of all required notification and report forms under the Brazilian antitrust law (which may be extended by either Global Education or Purchaser for 90 days if antitrust clearance is pending or a temporary injunction arises under antitrust law while all other closing conditions have been satisfied). Global Education is entitled to a termination fee of R$150 million if the Agreement is terminated due to the failure to obtain Brazilian antitrust clearance under certain specified conditions.

Each of Global Education and the Purchaser has agreed, subject to certain limitations, to indemnify the other party for losses arising from certain breaches of the Agreement.  Global Education has also agreed to indemnify the Purchaser and the Company against any Leakage from the Locked Box Date and any Transaction Expenses, in each case solely to the extent not taken into account in determining the purchase price.  Global Education has also agreed to indemnify the Purchaser and the Company for certain specified taxes and for certain litigation arising out of the operation of the Company prior to completion of the Transaction.

Adtalem has agreed to guarantee the payment and performance of the obligations of Global Education under the Agreement, and Estácio has agreed to guarantee the payment and performance of the obligations of the Purchaser under the Agreement.

The representations, warranties and covenants of Global Education and the Company in the Agreement have been made solely for the benefit of the Purchaser. In addition, such representations, warranties and covenants (1) have been made only for purposes of the Agreement, (2) have been qualified by confidential disclosures made to the Purchaser in connection with the Agreement, (3) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (4) were made as of the date of the Agreement, the closing date or such other date as is specified in the Agreement and (5) have been included in the Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. The Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding Adtalem, Global Education or the Company. Investors should not rely on the representations, warranties and covenants or descriptions thereof as characterizations of the actual state of facts or condition of Adtalem or any of its subsidiaries or affiliates. The information concerning the subject matter of the representations and warranties may change after the date of the Agreement. The foregoing description of the Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
A copy of the Company’s press release issued on October 21, 2019 announcing the entry into the Agreement is furnished as Exhibit 99.1 hereto. The press release is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
2.1
Stock Purchase Agreement, by and among Global Education International B.V., Sociedade de Ensino Superior Estácio de Sá Ltda., Adtalem Global Education Inc., and Estácio Participações S.A., dated as of October 18, 2019.

99.1	Press Release, dated October 21, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ADTALEM GLOBAL EDUCATION INC.

Date: October 23, 2019	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Chief Operating Officer and General Counsel

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